UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

NUCRYST Pharmaceuticals Corp.
(Exact name of registrant as specified in its charter)

Alberta, Canada	N/A
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

50 Audubon Road, Suite B
Wakefield, Massachusetts	01880
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☑
Securities Act registration statement file number to which this form relates (if applicable): 333-130073
Securities to be registered pursuant to Section 12(b) of the Act: None
Securities to be registered pursuant to Section 12(g) of the Act:
Common Shares
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1.     Description of Registrant’s Securities to be Registered.
     A description of the Registrant’s common shares is set forth under the caption “Description of Share Capital” in the Registrant’s Registration Statement on Form F-1 (File No. 333-130073), filed with the Securities and Exchange Commission on December 2, 2005, as amended on December 14, 2005 and December 16, 2005 and as may be amended after the date hereof, including any form of prospectus contained therein filed pursuant to Rule 424(b) under the Securities Act of 1933 (the “Registration Statement”), which description is incorporated herein by reference.
Item 2.     Exhibits.
     The following exhibits have been filed as exhibits to the Registration Statement, and are hereby incorporated by reference.

Exhibit Number	Description of Exhibit

3.1	Form of Articles of the Registrant (incorporated by reference to Exhibit 3.1 to the Registration Statement)

3.2	Form of Articles of Amendment (incorporated by reference to Exhibit 3.2 to the Registration Statement)

3.3	Form of Bylaws of the Registrant (incorporated by reference to Exhibit 3.3 to the Registration Statement)

4.1	Form of Specimen certificate common shares (incorporated by reference to Exhibit 4.1 to the Registration Statement)

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 19, 2005	NUCRYST PHARMACEUTICALS CORP.
	By:	/s/ Eliot M. Lurier
		Name:	Eliot M. Lurier
		Title:	Vice President, Finance and Administration

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

3.1	Form of Articles of the Registrant (incorporated by reference to Exhibit 3.1 to the Registration Statement)

3.2	Form of Articles of Amendment (incorporated by reference to Exhibit 3.2 to the Registration Statement)

3.3	Form of Bylaws of the Registrant (incorporated by reference to Exhibit 3.3 to the Registration Statement)

4.1	Form of Specimen certificate common shares (incorporated by reference to Exhibit 4.1 to the Registration Statement)